EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File no. 333-235917) and Forms S-8 (File Nos. 333-264183, 333-251387, 333-239434 and 333-235916) of our report dated March 31, 2023, with respect to the audited financial statements of Artelo Biosciences, Inc. (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 31, 2023